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 ibis
Technology Corporation

CONTACT:

Debra L. Nelson                       Van Negris/Philip J. Denning
Ibis Technology Corporation           Kehoe, White, Van Negris & Company, Inc.
(978) 777-4247                        (212) 396-0606

FOR IMMEDIATE RELEASE

   IBIS TECHNOLOGY CORPORATION AWARDED $762,000 IN NEW DEVELOPMENT CONTRACTS

DANVERS, MA--October 7, 1998--Ibis Technology Corporation (NASDAQ:IBIS), the leading manufacturer of Ibis 1000 high current oxygen implanters and supplier of SIMOX-SOI (Separation by IMplanted OXygen/Silicon-On-Insulator) wafers in the semiconductor industry, today announced that it has been awarded two new development contracts totaling $762,000 under the Small Business Innovative Research (SBIR) program.

A two year, $687,000 Phase II SBIR contract was awarded to Ibis by the U.S. Defense Advanced Research Programs Agency (DARPA) and the U.S. Army. The contract is a follow-on contract resulting from the successful completion of a Phase I SBIR contract earlier this year. The program, entitled "Low-dose low-energy SIMOX for fully depleted SOI applications", is intended to help develop lower cost SIMOX-SOI substrates with very thin layers for use in advanced commercial and radiation hardened SIMOX-SOI applications.

A six month, $75,000 Phase I SBIR contract, awarded by the U.S. Department of Commerce and the National Institute of Standards (NIST), is entitled "Statistical Process Control of SIMOX-SOI for Advanced CMOS Applications". This program is focused on enhancing the quality of SIMOX-SOI for high volume manufacturing by providing improved statistical process control feedback of certain material parameters.

Martin J. Reid, President and Chief Executive Officer of Ibis Technology Corporation, commented: "We believe that the awarding of these contracts by the large government agencies represents confidence in the future of Ibis and in SIMOX-SOI technology. These programs will help to improve the large scale manufacturing of SIMOX-SOI technology, as well as reducing the cost of SOI materials which we believe will contribute to the wide-scale acceptance of SIMOX-SOI based products. Ibis is grateful for the continuing support of the government."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

                                   - more -

   Ibis Technology Corporation     32 Cherry Hill Drive     Danvers, MA 01923
       Telephone (978) 777-4247 or (978) 777-IBIS       Fax (978) 777-6570



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Ibis Technology Corporation
October 7, 1998
Page 2

Ibis Technology Corporation is an advanced materials company which supplies SIMOX-SOI wafers to the semiconductor industry. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on bulk silicon or epitaxial wafers. The Company produces SIMOX-SOI wafers on advanced proprietary Ibis 1000 oxygen implantation equipment, utilizing proprietary processing technologies which the Company believes will enable it to produce SIMOX-SOI wafers for demanding high volume commercial applications.

Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site on the Internet located at http://www.ibis.com.

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   Ibis Technology Corporation     32 Cherry Hill Drive     Danvers, MA 01923
       Telephone (978) 777-4247 or (978) 777-IBIS      Fax (978) 777-6570